EXHIBIT 10.1
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                              U.S. $45,000,000


                              CREDIT AGREEMENT


                                 DATED AS OF


                                 MAY 4, 1999


                                    AMONG


                      JONES LANG LASALLE INCORPORATED,


                        THE GUARANTORS PARTY HERETO,


                           THE BANKS PARTY HERETO,


                        HARRIS TRUST AND SAVINGS BANK
                                  as Agent


                                     AND


                          THE CHASE MANHATTAN BANK


                                     AND


                     THE FIRST NATIONAL BANK OF CHICAGO,
                              AS CO-ARRANGERS.








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


                              CREDIT AGREEMENT



      This Credit Agreement, dated as of May 4, 1999, is among Jones Lang LaSalle Incorporated, a Maryland corporation (the "Borrower"), the Guarantors (as hereinafter defined) party hereto, the banks from time to time party hereto (each a "Bank" and, collectively, the "Banks") and Harris Trust and Savings Bank, as Agent.


SECTION 1. THE REVOLVING CREDIT.

      Section 1.1. The Loan Commitment. Subject to the terms and conditions hereof, each Bank severally agrees to make a loan or loans (individually a "Loan" and collectively "Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars in an aggregate outstanding principal amount up to the amount of its commitment set forth on the applicable signature page hereof (its "Commitment" and, cumulatively for all the Banks, the "Commitments"), subject to any reductions thereof pursuant to the terms hereof, before the Termination Date. The sum of the aggregate principal amount of Loans at any time outstanding shall not exceed the Commitments in effect at such time. As provided in Section 1.4(a) hereof, the Borrower may elect that each Borrowing of Loans be either Domestic Rate Loans or Eurodollar Loans. Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

      Section 1.2. Applicable Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of its Interest Period and at maturity (whether by acceleration or otherwise).

      "Domestic Rate" means for any day the greater of:

      (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

      (ii) the sum of (x) the rate determined by the Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business
Day) for the purchase at face value of overnight Federal Funds in an amount comparable to the principal amount owed to the Banks for which such rate is being determined, plus (y) 1/2 of 1% (0.50%)





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      (b)   Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of 1% plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

      "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:


      Adjusted LIBOR =        LIBOR
                              -----------------------------------
                              1 - Eurocurrency Reserve Percentage


      "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the average rate of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of such Borrowing.

      "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the appropriate Telerate Page for such currency, as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

      "Telerate Page" means the page designated on the Telerate Service (or such other service as may be nominated by the British Bankers' Association as the information vendor) for the purpose of displaying British Bankers' Association Interest Settlement Rates for the applicable currency.

      "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this




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definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

      (c) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans, and a reasonable determination thereof by the Agent shall be conclusive and binding except in the case of manifest error or willful misconduct.


      Section 1.3. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $500,000 and in integral multiples of $100,000. Each Borrowing of Eurocurrency Loans shall be in an amount not less than an $1,500,000 and in integral multiple of $100,000.

      Section 1.4. Manner of Borrowing Loans and Designating Interest Rates Applicable to Loans. (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 12:00 noon (Chicago time) (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans and (ii) on the date the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or, convert part or all of such Borrowing into Domestic Rate Loans, (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans must be given by no later than 12:00 noon (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.





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      (b)   Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.4.(a) above. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans.

      (c) Borrower's Failure to Notify. Any outstanding Borrowing of Domestic Rate Loans shall, subject to Section 6.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by Section 1.4(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 1.7(a) that it intends to prepay such Borrowing. If the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans before the last day of its then current Interest Period within the period required by Section 1.4(a) and has not notified the Agent within the period required by Section 1.7(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to Section 6.2 hereof.

      (d) Disbursement of Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 1:00 p.m. (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to
Section 6 hereof, each Bank shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois. The Agent shall make the Loans available to the Borrower at the Agent's principal office in Chicago, Illinois in each case in the type of funds received by the Agent from the Banks.

      (e) Agent Reliance on Bank Funding. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under Section 1.10 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

      Section 1.5. Interest Periods. As provided in Section 1.4(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available




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options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following quarter if such Loan is advanced, continued or created by conversion on the last day of a calendar quarter), and (b) in the case of Eurocurrency Loans, 1, 2 or 3 months thereafter; provided, however, that:

            (a) any Interest Period for a Borrowing of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

            (b) for any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

            (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

            (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

      Section 1.6. Maturity of Loans. Each Loan shall mature and become due and payable by the Borrower on the Termination Date.

      Section 1.7. Prepayments. (a) Optional. The Borrower may prepay without premium or penalty and in whole or in part (but, if in part, then:
(i) if such Borrowing is of Domestic Rate Loans, in an amount not less than $500,000, (ii) if such Borrowing is of Eurocurrency Loans, in an amount not less than $1,000,000 and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 1.3 hereof remains outstanding) any Borrowing of Eurocurrency Loans upon three Business Days' prior notice to the Agent or, in the case of a Borrowing of Domestic Rate Loans, notice delivered to the Agent no later than 12:00 noon (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of a prepayment of a Eurocurrency Loan, accrued interest thereon to the date fixed for prepayment; provided that in the case of any such prepayment of Eurocurrency Loans, such prepayment shall be accompanied by amounts owing under Section 1.10 hereof. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.





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      Section 1.8. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Domestic Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

            (a) for any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

            (b) for any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect.

      Section 1.9. Noteless Agreement; Evidence of Indebtedness. (i) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

      (ii)  The Agent shall also maintain accounts in which it will record
(a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Bank's share thereof.

      (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

      (iv) Any Bank may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Bank in a form supplied by the Agent. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.10) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 12.10, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

      Section 1.10. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:





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            (a)   any payment, prepayment or conversion of a Eurocurrency
Loan on a date other than the last day of its Interest Period,

            (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan, or to convert a Domestic Rate Loan into a Eurocurrency Loan, on the date specified in a notice given pursuant to Section 1.4(a) or established pursuant to Section 1.4(c) hereof,

            (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise), or

            (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive absent manifest error.

      Section 1.11. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Commitments without premium or penalty, in whole or in part, any partial termination to be (i) in an amount not less than $2,500,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages. The Agent shall give prompt notice to each Bank of any such termination of Commitments. Any termination of Commitments pursuant to this Section 1.11 may not be reinstated.


SECTION 2. FEES.

      Section 2.1. Closing Fees. On the Effective Date the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a closing fee equal to 0.25% of the Commitments.


SECTION 3. PLACE AND APPLICATION OF PAYMENTS.

      Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Agent by no later than 12:00 Noon (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in U.S.




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Dollars, in immediately available funds at the place of payment without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.


SECTION 4. DEFINITIONS; INTERPRETATION.

      Section 4.1. Definitions. The following terms when used herein have the following meanings:

      "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

      "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and each Subsidiary.

      "Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 10.7 hereof.

      "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(g) hereof, or on any updated such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized
Representative of the Borrower in a written notice to the Agent.

      "Bank" is defined in the first paragraph of this Agreement.

      "Borrower" means Jones Lang LaSalle Incorporated, a Maryland corporation.

      "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by the Banks on a single date and for a single Interest Period. Borrowings of Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the day a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" on the day such Borrowing is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 1.4(a).




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      "Business Day" means any day other than a Saturday or Sunday on which
Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits in the interbank market in London, England.

      "Change of Control" means at any time:

            (i) any Person becomes the beneficial owner of securities of the Borrower representing 30% or more of the then outstanding Voting Stock of the Borrower; or

            (ii) during any period of twenty-four consecutive months beginning after the date of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Borrower (the "Board"), together with any new director (other than a director designated by a person who has entered into an agreement with the Borrower to effect a transaction described in clause (i) of this Change of Control definition) whose election or nomination for election was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

      For purposes of the definition of Change of Control Event, "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act as supplemented by Section 13(d)(3) of the Exchange Act; provided, however, that Person shall not include (i) the Borrower or any Wholly-Owned Subsidiary, or (ii) any person who, as of the date of this Agreement, was the Beneficial Owner of securities of the Borrower representing 20% or more of the combined voting power.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Commitments" is defined in Section 1.1 hereof.

      "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

      "Credit Documents" means this Agreement, the Notes, each Subsidiary Guarantee Agreement delivered to the Agent pursuant to the terms hereof and any security agreement delivered pursuant to the terms hereof.

      "Credit Event" means the advancing of any Loan.

      "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.




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      "Domestic Rate" is defined in Section 1.2(a) hereof.

      "Domestic Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 1.2(a) hereof.

      "Domestic Subsidiary" shall mean any Subsidiary which is not a Foreign Subsidiary.

      "Effective Date" means the date hereof.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.2(b) hereof.

      "Eurocurrency Reserve Percentage" is defined in Section 1.2(b) hereof.

      "Event of Default" means any of the events or circumstances specified in Section 8.1 hereof.

      "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 1.2(a) hereof.

      "GAAP" means generally accepted accounting principles as in effect on the Effective Date, applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the Borrower's financial statements furnished to the Banks as described in Section 5.4 of the Multicurrency Credit Agreement.

      "Guarantor" means (i) Jones Lang LaSalle Financial & Corporate Services, Inc., a Maryland corporation, Jones Lang LaSalle Management Services, Inc., a Maryland corporation, LaSalle Investment Management, Inc., a Maryland corporation, Jones Lang LaSalle International, Inc., a Delaware corporation, LP International, a limited liability company, a Wyoming limited liability company, Jones Lang LaSalle Co-Investment, Inc., a Maryland corporation, LaSalle Hotel Advisors, Inc., a Maryland corporation, Jones Lang Wooten USA, Inc. a Delaware corporation (ii) any other Domestic Subsidiary which becomes a direct Subsidiary of the Borrower and (iii) any other Subsidiary of the Borrower designated by the Borrower as a Guarantor as required by Section 7.22 of the Multicurrency Credit Agreement as incorporated herein.

      "Indebtedness" means for any Person, (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade,
(iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or pursuant to letters of credit issued for such Person's account, (iv) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) Capitalized

Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

      "Interest Period" is defined in Section 1.5 hereof.

      "Lending Office" is defined in Section 9.4 hereof.

      "LIBOR" is defined in Section 1.2(b) hereof.

      "Loan" is defined in Section 1.1(a) hereof and, as so defined, includes a Domestic Rate Loan or Eurocurrency Loan, each of which is a "type" of Loan hereunder.

      "Material Adverse Effect" means a material and adverse effect on the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries, taken as a whole.

      "Multicurrency Credit Agreement" means the Multicurrency Credit Agreement dated as of November 25, 1997 among Jones Lang LaSalle
Incorporated (f/k/a LaSalle Partners Incorporated), the Guarantors party thereto, the Banks party thereto and Harris Trust and Savings Bank, as Agent, as amended through and in effect on the date hereof.

      "Note" means any promissory note issued at the request of a Lender pursuant to Section 1.9 in the form of Exhibit A.

      "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

      "PBGC" is means the Pension Benefit Guaranty Corporation.

      "Percentage" means, for each Bank, the percentage of the Commitments represented by such Bank's Commitment or, if the Commitments have been terminated, the percentage held by such Bank of the aggregate principal amount of all outstanding Obligations.

      "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

      "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

      "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

      "Required Banks" means, as of the date of determination thereof, Banks holding at least 51% of the Percentages.

      "Set-Off" is defined in Section 12.7 hereof.

      "Subsidiary" means, as to the Borrower, a corporation, partnership or other entity that, under GAAP, is included in the consolidated financial statements of the Borrower.

      "Subsidiary Guarantee Agreement" means a letter to the Agent in the form of Exhibit B hereto executed by a Subsidiary whereby it acknowledges it is party hereto as a Guarantor under Section 11 hereof.

      "Termination Date" means July 31, 1999.

      "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

      "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock or other equity interests (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

      Section 4.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.


SECTION 5. REPRESENTATIONS AND WARRANTIES.

      The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

      Section 5.1. Multicurrency Credit Agreement Representations. All of the representations and warranties set forth in Section 5 of the Multicurrency Credit Agreement are true and correct in all material respects, except if any such representation or warranty relates solely to an earlier date it need only remain true as of such date.

      Section 5.2. Corporate Authority and Validity of Obligations. The Borrower has full power and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof and to perform all of its obligations under the Credit Documents to which it is a party. Each Guarantor has full power and authority to enter into this Agreement as a signatory hereto or pursuant to a Subsidiary Guarantee Agreement and to perform all of its obligations hereunder. Each Credit Document to which the Borrower is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower in accordance with its terms. Each Credit Document to which a Guarantor is a party has been duly authorized, executed and delivered by such Guarantor and constitutes valid and binding obligations of such Guarantor in accordance with its terms. No Credit Document to which the Borrower is a party, nor the performance or observance by the Borrower of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of the Borrower or (individually or in the aggregate) any material Contractual Obligation of or binding upon the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower. No Credit Document to which a Guarantor is a party, nor the performance or observance by such Guarantor of any of the matters or things therein provided for, contravenes any provision of law or any charter or by-law provision of such Guarantor or (individually or in the aggregate) any material Contractual Obligation of or binding upon such Guarantor or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of such Guarantor.

      Section 5.3. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of any Credit Document to which it is a party except for such approvals and consents which have been obtained and are in full force and effect.


SECTION 6. CONDITIONS PRECEDENT.

      The obligation of each Bank to advance, continue, or convert any Loan shall be subject to the following conditions precedent:

      Section 6.1. Initial Credit Event. Before or concurrently with the first Credit Event:

            (a) The Agent shall have received for each Bank the favorable written opinion of Hagan & Associates, counsel to the Borrower and Guarantors in form and substance acceptable to the Agent;

            (b) The Agent shall have received for each Bank copies of (i) a certificate of good standing, for the Borrower, certified as of a date not earlier than 20 days prior to the date hereof by the appropriate governmental officer of the Borrower's jurisdiction of incorporation and
(ii) the Borrower's Certificate of Incorporation, together with all amendments, bylaws and any amendments thereto, certified in each instance by its secretary or an assistant secretary;

            (c) The Agent shall have received copies of the partnership agreements of each Guarantor that is a partnership, certified by a general partner or other duly authorized officer thereof to be a true, correct and complete copy thereof;

            (d) The Agent shall have received copies of the Certificate of Incorporation and bylaws of each Guarantor that is a corporation, certified in each instance by its secretary or an assistant secretary;

            (e) The Agent shall have received copies, certified by the secretary or assistant secretary of each Guarantor that is a corporation, and of each corporate general partner in the case of each Guarantor that is a partnership having a corporation as its general partner, of its board of directors' resolutions authorizing the execution of the Credit Documents;

            (f) The Agent shall have received certificates, executed by a general partner of each Guarantor that is a partnership, and by the secretary or assistant secretary of each Guarantor that is a corporation, and of each corporate general partner in the case of each Guarantor that is a partnership having a corporation as its general partner, which shall identify by name and title and bear the signature of the partners or officers authorized to sign the Credit Documents;

            (g) The Agent shall have received for each Bank a list of the Borrower's Authorized Representatives; and

            (h) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks.


      Section 6.2. All Credit Events. As of the time of each Credit Event hereunder:

            (a) In the case of a Borrowing, the Agent shall have received the notice required by Section 1.4 hereof;

            (b) In the case of a Borrowing of Loans that would increase the aggregate principal amount of Loans outstanding (after giving effect to concurrent repayment of Loans), each of the representations and warranties set forth or incorporated by reference in Section 5 hereof shall be and remain true and correct in all material respects as of said time, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date, taking into account any amendments to such Section (including, without limitation, any amendments to the Schedules referenced therein) made after the date of this Agreement in accordance with the provision hereof;

            (c) In the case of a Borrowing of Loans that would increase the aggregate principal amount of Loans outstanding (after giving effect to concurrent repayment of Loans), no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event; and

            (d) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System).

      Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this Section 6.2.


SECTION 7. COVENANTS.

      The Borrower covenants and agrees that, so long as any Note is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

      Section 7.1. Credit Agreement Covenants. The Borrower agrees that it will, for the benefit of the Banks, comply with, abide by, and be restricted by all the agreements, covenants, obligations and undertakings contained in the provisions of Section 7 of the Multicurrency Credit Agreement, regardless of whether any Indebtedness is now or hereafter remains outstanding thereunder or the Multicurrency Credit Agreement shall have terminated, all of which provisions, together with the related definitions, exhibits and ancillary provisions, are incorporated herein by reference, mutatis mutandis, and made a part hereof to the same extent and with the same force and effect as if the same had been herein set forth in their entirety, and will be deemed to continue in effect for the benefit of the Banks irrespective of whether the Multicurrency Credit Agreement remains in effect, and without regard or giving effect to any amendment or modification to such provisions or any waiver of compliance therewith, no such amendment, modification or waiver of the provisions thereof as incorporated herein unless consented to in writing by the Required Banks. References in the Multicurrency Credit Agreement to (a) "Required Banks";
(b) the "Agent"; (c) "any Bank", "such Bank", the Banks" or "each
Bank"; (d) "Default"; (e) "Event of Default"; (f) "this Agreement"; and (g) "Credit Documents"; shall, for the purposes of their incorporation into this Agreement, be deemed references to (a) the Required Lenders; (b) the Agent; (c) any Bank, such Bank, the Banks or each Bank, respectively; (d) a Default hereunder; (e) one Event of Default hereunder (f) this Agreement; and (g) the Credit Documents.


SECTION 8. EVENTS OF DEFAULT AND REMEDIES.

      Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

            (a) default (x) in the payment when due of the principal amount of any Loan or (y) for a period of three (3) days in the payment when due of interest or of any other Obligation;

            (b) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in the first sentence of Section 7.1, or Section 7.6(c), 7.9 through 7.12, or 7.14 through 7.18 of the Multicurrency Credit Agreement as incorporated herein;

            (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent (acting at the request of any Bank);

            (d) (i) failure to pay when due Indebtedness in an aggregate principal amount of $1,000,000 or more of the Borrower or any Subsidiary or
(ii) default shall occur under one or more indentures, agreements or other instruments under which any Indebtedness of the Borrower or any Subsidiary in an aggregate principal amount of $1,000,000 or more is outstanding and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Indebtedness or a trustee therefor to cause the acceleration of the maturity of any such Indebtedness or any mandatory unscheduled prepayment, purchase or funding thereof;

            (e) any representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower or any Subsidiary, or in connection with any Credit Document, shall be untrue in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

            (f) the Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or any analogous action is taken under any other applicable law relating to bankruptcy or insolvency, (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail within the time allowed therefor to file an answer or other pleading denying the material allegations of any such proceeding filed against it,
(vi) take any corporate action (such as the passage by the Borrower's board of directors of a resolution) in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

            (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of any of their Property, or a proceeding described in
Section 8.1(f)(v) shall be instituted against the

      Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

            (h)   the Borrower or any Subsidiary shall fail within thirty
(30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $2,500,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

            (i) the Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $200,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $200,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

            (j) the Borrower or any Subsidiary, or any Person acting on behalf of the Borrower or a Subsidiary, or any governmental authority challenges the validity of any Credit Document or the Borrower's or a Subsidiary's obligations thereunder or any Credit Document ceases to be in full force and effect; or

            (k)   a Change of Control shall have occurred.


      Section 8.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Agent shall, by written notice to the
Borrower: (a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes and all other amounts due under the Credit Documents to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind. The Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

      Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, then all outstanding

Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

      Section 8.4. Notice of Default. The Agent shall give notice to the Borrower under Section 8.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

      Section 8.5. Expenses. The Borrower agrees to pay to the Agent and each Bank, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.


SECTION 9. CHANGE IN CIRCUMSTANCES.

      Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon at a rate per annum equal to the interest rate applicable to such Loan; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurocurrency Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

      Section 9.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

            (a) the Agent determines that deposits in U.S. Dollars (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) Banks having 51% or more of the aggregate amount of the Commitment reasonably determine and so advise the Agent that LIBOR as reasonably determined by the Agent will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurocurrency Loans or Loan for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended; provided that such suspension shall have no effect on any Eurocurrency Loan then outstanding.

      Section 9.3. Increased Cost and Reduced Return. (a) If, on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law but, if not having the force of law, compliance with which is customary in the relevant jurisdiction) of any such authority, central bank or comparable agency:

            (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans, or any other amounts due under this Agreement in respect of its Eurocurrency Loans, or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income or profits of such Bank or its Lending Office imposed by the jurisdiction in which such Bank or its lending office is incorporated in which such Bank's principal executive office or Lending Office is located); or

            (ii) shall impose, modify or deem applicable any reserve, special deposit, capital or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date ninety (90) days prior to the date such notice is given. In the event any law, rule, regulation or interpretation described above is revoked, declared invalid or inapplicable or is otherwise rescinded, and as a result thereof a Bank is determined to be entitled to a refund from the applicable authority for any amount or amounts which were paid or reimbursed by Borrower to such Bank hereunder, such Bank shall refund such amount or amounts to Borrower without interest.

      (b)   Each Bank that determines to seek compensation under this
Section 9.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section
9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      Section 9.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

      Section 9.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.


SECTION 10. THE AGENT.

      Section 10.1. Appointment and Authorization of Agent. Each Bank hereby appoints Harris Trust and Savings Bank as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

      Section 10.2. Agent and its Affiliates. The Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in
Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

      Section 10.3. Action by Agent. If the Agent receives from the Borrower a written notice of an Event of Default pursuant to Section 7.6(c) hereof, the Agent shall promptly give each of the Banks written notice thereof. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

      Section 10.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 10.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents (i) with the consent or at the request of the Required Banks or
(ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Guarantor contained herein or in any other Credit Document;
(iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectibility hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower, or any Guarantor or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) reasonably believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and the Guarantors, and the Agent shall have no liability to any Bank with respect thereto.

      Section 10.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 10.6 shall survive termination of this Agreement.

      Section 10.7. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks and with the consent of the Borrower, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent under the Credit Documents, and the retiring Agent shall be discharged from its duties and obligations thereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.


SECTION 11. THE GUARANTEES.

      Section 11.1. The Guarantees. To induce the Banks to provide the credits described herein and in consideration of benefits expected to accrue to each Guarantor by reason of the Commitments and for other good and valuable consideration, receipt of which is hereby acknowledged, each Guarantor hereby unconditionally and irrevocably guarantees jointly and severally to the Agent, the Banks, and each other holder of an Obligation, the due and punctual payment of all present and future indebtedness of the Borrower evidenced by or arising out of the Credit Documents, including, but not limited to, the due and punctual payment of principal of and interest on the Notes and the due and punctual payment of all other Obligations now or hereafter owed by the Borrower under the Credit Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrower punctually to pay any indebtedness or other Obligations guaranteed hereby, each Guarantor hereby unconditionally agrees jointly and severally to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the Borrower.

      Section 11.2. Guarantee Unconditional. The obligations of each Guarantor as a guarantor under this Section 11 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

            (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or of any other Guarantor under this Agreement or any other Credit Document or by operation of law or otherwise;

            (b) any modification or amendment of or supplement to this Agreement or any other Credit Document;

            (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrower, any other Guarantor, or any of their respective assets, or any resulting release or discharge of any obligation of the Borrower or of any other Guarantor contained in any Credit Document;

            (d) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Agent, any Bank or any other Person, whether or not arising in connection herewith;

            (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrower, any other Guarantor or any other Person or Property;

            (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of the Borrower, regardless of what obligations of the Borrower remain unpaid;

            (g) any invalidity or unenforceability relating to or against the Borrower or any other Guarantor for any reason of this Agreement or of any other Credit Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower or any other Guarantor of the principal of or interest on any Note or any other amount payable by it under the Credit Documents; or

            (h) any other act or omission to act or delay of any kind by the Agent, any Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Guarantor under this Section 11.

      Section 11.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Guarantor's obligations under this Section 11 shall remain in full force and effect until the Commitments are terminated and the principal of and interest on the Notes and all other amounts payable by the Borrower under this Agreement and all other Credit Documents shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or of a Guarantor, or otherwise, each Guarantor's obligations under this Section 11 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

      Section 11.4. Waivers. (a) General. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Agent, any Bank or any other Person against the Borrower, another Guarantor or any other Person.

      (b) Subrogation and Contribution. Unless and until the Obligations have been fully paid and satisfied and the Commitments have terminated, each Guarantor hereby irrevocably waives any claim or other right it may now or hereafter acquire against the Borrower or any other Guarantor that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Section 11 or any other Credit Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Agent, any Bank or any other holder of an Obligation against the Borrower or any other Guarantor whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other Guarantor directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other right.

      Section 11.5. Limit on Recovery. Notwithstanding any other provision hereof, the right to recovery of the holders of the Obligations against each Guarantor under this Section 11 shall not exceed $1.00 less than the amount which would render such Guarantor's obligations under this Section 11 void or voidable under applicable law, including without limitation fraudulent conveyance law.

      Section 11.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under this Agreement or any other Credit Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Credit Documents shall nonetheless be payable jointly and severally by the Guarantors hereunder forthwith on demand by the Agent made at the request of the Required Banks.


SECTION 12. MISCELLANEOUS.

      Section 12.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 12.1(b) hereof, each payment by the Borrower and each Guarantor under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower or such Guarantor is domiciled, any jurisdiction from which the Borrower or such Guarantor makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower or relevant Guarantor shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower or any Guarantor pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower or any Guarantor and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower or such Guarantor as applicable, such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

      (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the earlier of the date the initial Borrowing is made hereunder and thirty (30) days after the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service.

      Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) requested by the Borrower in a written notice, directly or through the Agent, to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

      (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 12.1. or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

      Section 12.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      Section 12.3. Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to but not including the next succeeding Business Day, on which the same shall be payable.

      Section 12.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

      Section 12.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

      Section 12.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 1.11, Section 9.3 and Section 12.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

      Section 12.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Loans in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest.

      Section 12.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier or telephone numbers set forth on the signature pages hereof, and to the Borrower and the Guarantors to:

            Jones Lang LaSalle Incorporated
            200 East Randolph Street
            Chicago, Illinois 60601
            Attention: Brian P. Hake
            Telecopy: (312) 228-0980
            Telephone: (312) 228-2522

      with a copy of notices of Defaults
        and Events of Defaults to:

            Hagan & Associates
            200 East Randolph Street
            Chicago, Illinois 60601
            Attention: Robert K. Hagan
                  and Fritz E. Freidinger
            Telecopy: (312) 228-2050
            Telephone: (312) 228-0982

      Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 12.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by courier, when delivered, (iii) if given by mail, three business days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or
(iv) if given by any other means, when delivered at the addresses specified in this Section 12.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt.

      Section 12.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

      Section 12.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

      Section 12.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section 12.11, and the Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower and Guarantors under this Agreement and the other Credit Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Credit Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest or release (other than pursuant to the terms hereof) any Guarantor from its guaranty of any Obligations. Any party to which such a participation has been granted shall have the benefits of Section 1.11 and Section 9.3 hereof.

      Section 12.12. Assignment of Commitments by Banks. (a) Each Bank shall have the right at any time, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and the Agent, to assign all or any part of its Commitment (including the same percentage of its Note, outstanding Loans) to one or more Persons; provided that each such assignment is in an amount of at least $5,000,000 or the entire Commitment of such Bank; provided further that (i) the consent of the Borrower to any such assignment shall not be required during the continuance of an Event of Default and (ii) neither the consent of the Borrower nor of the Agent shall be required if the assignee is an Affiliate of the assigning Bank.

      Each such assignment shall set forth the assignee's address for notices to be given under Section 12.8 hereof hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, delivery to the Agent and the Borrower of an executed copy of such assignment agreement and the forms referred to in Section 11.1 hereof, if applicable, and, the payment of a $2,500 recordation fee to the Agent, the assignee shall become a Bank hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment. At the time of the assignment the Borrower shall execute and deliver to the assignor and/or assignee new Notes.

            (b) Any Bank may at any time, without the consent of the Borrower or Agent, assign all or a portion of its rights under the Credit Documents to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder or cause such Federal Reserve Bank to become a "Bank" hereunder.

      Section 12.13. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

            (i) no amendment or waiver pursuant to this Section 12.13 shall
(A) increase or extend any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of each Bank; and

            (ii) no amendment or waiver pursuant to this Section 12.13 shall, unless signed by each Bank, change any provision of this Section 12.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents, or release (other than pursuant to the terms hereof) any Guarantor from its guaranty of any Obligations.

      Section 12.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 12.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation and negotiation of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Agent, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

      Section 12.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower and each Guarantor at any time or from time to time, without notice to the Borrower, to the Guarantors or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts or other accounts of the Borrower or any Guarantor in a fiduciary capacity, and in whatever currency denominated) and any other indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower or any Guarantor, whether or not matured, against and on account of the obligations and liabilities of the Borrower or any Guarantor to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

      Section 12.17. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

      Section 12.18. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

      Section 12.19. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower and each Guarantor hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Borrower and each Guarantor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, EACH GUARANTOR, THE AGENT, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

      Section 12.20. Limitation of Liability. In addition to, and not in limitation of, any limitation on liability provided by law or by any contract, agreement, instrument or document, the liability of each Guarantor that is a partnership shall be limited to the assets of such Guarantor, and no present or future partner of any such Guarantor shall have any personal liability under this Agreement, except if such partner is itself a Guarantor or the Borrower.

      Section 12.21. Confidentiality. Each Bank agrees to keep confidential any confidential written information provided to it by or on behalf of the Borrower pursuant to or in connection with this Agreement; provided that nothing herein shall prevent any Bank from disclosing any such information
(i) to the Agent or any other Bank, (ii) to any participant or assignee or prospective participant or assignee so long as such participant or assignee or prospective participant or assignee agrees in writing to the requirement that such information be kept confidential in the manner contemplated by this Section 12.21, (iii) to its employees involved in the administration of this Agreement, directors, attorneys, accountants and other professional advisors (each of which shall be instructed to hold the same in confidence), (iv) in response to the request or demand of any governmental authority, (v) in response to any order of any court or other governmental authority or as may otherwise be required pursuant to any law, regulation or legal process provided, however, that such Bank, to the extent legally permitted to do so, will use its best efforts to notify the Company prior to any disclosure of information contemplated by this subparagraph (v), (vi) which has been publicly disclosed other than in breach of this Agreement, or (vii) in connection with the exercise of any remedy hereunder or under any Credit Document.

      IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.




                        JONES LANG LASALLE INCORPORATED


                        By    Brian P. Hake
                              ____________________________________

                              Title    Vice President and Treasurer
                                    ________________________________



                        JONES LANG LASALLE CO-INVESTMENT,
                        INC., as Guarantor


                        By    Brian P. Hake
                              ____________________________________

                              Title    Vice President and Treasurer
                                    ________________________________



                        LP INTERNATIONAL, A LIMITED LIABILITY
                        COMPANY, as Guarantor


                        By    Brian P. Hake
                              ____________________________________

                              Title    Vice President and Treasurer
                                    ________________________________



                        JONES LANG LASALLE INTERNATIONAL,
                        INC., as Guarantor


                        By    Brian P. Hake
                              ____________________________________

                              Title    Vice President and Treasurer
                                    ________________________________



                        LASALLE INVESTMENT MANAGEMENT, INC.,
                        as Guarantor


                        By    Brian P. Hake
                              ____________________________________

                              Title    Vice President and Treasurer
                                    ________________________________

                        JONES LANG LASALLE MANAGEMENT
                        SERVICES, INC., as Guarantor


                        By    Brian P. Hake
                              ____________________________________

                              Its   Vice President and Treasurer
                                    __________________________________



                        JONES LANG LASALLE FINANCIAL &
                        CORPORATE SERVICES, INC., as Guarantor


                        By    Brian P. Hake
                              ____________________________________

                              Title    Vice President and Treasurer
                                    ________________________________



                        LASALLE HOTEL ADVISORS, INC., as
                        Guarantor


                        By    Vaugh Hooks
                              ____________________________________

                              Title    Vice President and
                                       Assistant Treasurer
                                    ________________________________



                        JONES LANG WOOTEN USA, INC., as
                        Guarantor


                        By    Brian P. Hake
                              ____________________________________

                              Title    Vice President and Treasurer
                                    ________________________________

Accepted and Agreed to as of the day and year last above written.



Address and Amount of Commitments:

Address:                HARRIS TRUST AND SAVINGS BANK, in its
                        individual capacity as a Bank and as Agent

111 West Monroe Street
Chicago, Illinois 60690
Attn.: Scott Geik
                        By    Scott Geik
Telecopy: (312) 461-2591      ----------------------------------------
Telephone: (312) 461-2801           Its   Managing Director
                                    __________________________________



Commitment: $15,000,000



Lending Offices:




Domestic Rate Loans:

      111 West Monroe Street
      Chicago, Illinois 60690
      Attn.: Scott Geik



Eurocurrency Loans:

      111 West Monroe Street
      Chicago, Illinois 60690
      Attn.: Scott Geik

                        THE FIRST NATIONAL BANK OF CHICAGO
Address:

One First National      By    Lynn Braun
Plaza, Suite 0151
Chicago, Illinois 60670       Its   Corporate Banking Officer
Attn: Lynn Braun                     __________________________________

Telecopy: (312) 732-1117
Telephone: (312) 732-3827



  Commitment: $15,000,000



Lending Offices:



Domestic Rate Loans:

      One First National Plaza, Suite 0151
      Chicago, Illinois 60670
      Attn: Lynn Braun


Eurocurrency Loans:

      One First National Plaza, Suite 0151
      Chicago, Illinois 60670
      Attn: Lynn Braun

                        THE CHASE MANHATTAN BANK
Address:

380 Madison Avenue,     By    Charles E. Hoagland
10th Floor                     ____________________________________
New York, New York 10017      Its   Vice President
Attn.: Charles Hoagland              __________________________________

Telecopy: (312) 622-3395
Telephone: (312) 622-3369


  Commitment: $15,000,000




Lending Offices:




Domestic Rate Loans:

      380 Madison Avenue, 10th Floor
      New York, New York 10017
      Attn.: Charles Hoagland


Eurocurrency Loans:

      380 Madison Avenue, 10th Floor
      New York, New York 10017
      Attn.: Charles Hoagland.

                                  EXHIBIT A

                                    NOTE


                                                ________________, _____


      FOR VALUE RECEIVED, the undersigned, Jones Lang LaSalle Incorporated, a Maryland corporation (the "Borrower"), promises to pay to the order of ________________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, in the currency of such Loan in accordance with Section 3.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

      The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurocurrency Loan, and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

      This Note is one of the Notes referred to in the Credit Agreement dated as of May 4, 1999, among the Borrower, the Guarantors party thereto, Harris Trust and Savings Bank, as Agent, and the Banks party thereto (as amended from time to time, the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

      Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

      The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.



                        JONES LANG LASALLE INCORPORATED


                        By ____________________________________

                              Its __________________________________.

                                  EXHIBIT B

                       SUBSIDIARY GUARANTEE AGREEMENT





                                                ________________, _____


HARRIS TRUST AND SAVINGS
BANK, as Agent for the Banks
party to the Credit Agreement
dated as of May 4, 1999 among
Jones Lang LaSalle
Incorporated, certain
Guarantors, such Banks and
such Agent (the "Credit
Agreement")


Dear Sirs:

      Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein. The undersigned, [name of Subsidiary Guarantor], a [jurisdiction of incorporation] corporation, hereby elects to be a "Guarantor" for all purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties set forth in Section 5 of the Credit Agreement are true and correct as to the undersigned as of the date hereof.

      Without limiting the generality of the foregoing, the undersigned hereby agrees to perform all the obligations of a Guarantor under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitations Section 11 thereof, to the same extent and with the same force and effect as if the undersigned were a direct signatory thereto.

      This Agreement shall be construed in accordance with and governed by the internal laws of the State of Illinois.

                              Very truly yours,

                              [NAME OF SUBSIDIARY GUARANTOR]


                              By ____________________________________

                              Name___________________________________

                              Title _________________________________